UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 5, 2016
Illumina, Inc.
(Exact name of registrant as specified in its charter)

001-35406
(Commission File Number)

Delaware	33-0804655
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

5200 Illumina Way, San Diego, CA 92122
(Address of principal executive offices) (Zip code)

(858) 202-4500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02, Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On March 5, 2016, Jay T. Flatley, Chairman and CEO of Illumina, Inc. (the “Company”), was elected Executive Chairman of the Board of Directors, effective as of July 5, 2016.  He will continue as Chairman of the Board of Directors and Chief Executive Officer through July 4, 2016.  Mr. Flatley has served as the Company’s Chief Executive Officer and a director since 1999, and Chairman since January 2016.

On March 5, 2016, the Board of Directors elected Francis deSouza as President and Chief Executive Officer of the Company, effective July 5, 2016.  He will continue to serve on the Board of Directors.

Mr. deSouza, 45, has served as President of Illumina since December 2013 and as a director since January 2014.  Prior to joining Illumina, Mr. deSouza was President, Products and Services of Symantec Corporation, a NASDAQ-listed software technology company, from 2011 to 2013, and Mr. deSouza served as Symantec’s Senior Vice President, Enterprise Security Group, from 2009 to 2011. Mr. deSouza received a B.S. in electrical engineering and computer science, with a minor in economics, and a M.S. from Massachusetts Institute of Technology

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ILLUMINA, INC.
Date:	March 7, 2016	By:	/s/ CHARLES E. DADSWELL
Charles E. Dadswell
Senior Vice President, General Counsel and Secretary